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                                 EXHIBIT 99.18


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[MEADOW VALLEY CORPORATION LOGO]

                                                   4411 South 40th St., Ste. D11
                                                          Phoenix, Arizona 85040




FOR IMMEDIATE RELEASE                                 Telephone: (602) 437-5400
                                                      Fax: (602) 437-1681

INVESTOR CONTACT:                                     COMPANY CONTACT:
Neil Berkman Associates                               Bradley E. Larson
(310) 277-5162                                        Chief Executive Officer
info@BerkmanAssociates.com                            www.MeadowValley.com

                  MEADOW VALLEY REPORTS SECOND QUARTER RESULTS

         PHOENIX, ARIZONA, August 13, 2003 . . . MEADOW VALLEY CORPORATION (NASDAQ:MVCO) announced today that net income for the second quarter ended June 30, 2003 was $0.52 million, or $0.14 per diluted share, on revenue of $41.97 million. This compares to net income of $0.39 million, or $0.11 per diluted share, for the second quarter of 2002 on revenue of $41.98 million.

         For the six months ended June 30, 2003, net income was $0.54 million, or $0.15 per diluted share, compared to $0.41 million, or $0.12 per diluted share, for the first six months of 2002. Revenue for this year's first half was $74.16 million compared to $76.98 million for the same period last year.

SECOND QUARTER OPERATIONS REVIEW

         Revenue from Meadow Valley's construction materials business increased 31% to $12.10 million for the second quarter of 2003 compared to $9.21 million last year. Gross margin in this segment was 11.2% compared to 10.6% a year earlier. Revenue from the company's construction services business declined to $29.87 million from $32.76 million. However, gross margin increased to 3.8% from 3.5% for the same period last year. Overall gross margin for this year's second quarter was 5.9% compared to 5.0% for last year's second quarter.

         "We are gratified by the continued rapid growth and solid profitability of our construction materials business, as well as by the increase in gross margin in our construction services business. These are encouraging signs for Meadow Valley's future," said Bradley E. Larson, chief executive officer.

BACKLOG

         The backlog of heavy construction projects at June 30, 2003 increased to $49.5 million compared to backlog of $47.7 million at June 30, 2002.

ABOUT MEADOW VALLEY

         Meadow Valley Corporation, based in Phoenix, Arizona, is engaged in the construction industry as both a contractor and a supplier of construction materials. The Company's contracting services specialize in structural concrete construction of highway bridges and overpasses, and the paving of highways and airport runways while the Company's materials operations provide concrete, gravel products and asphalt to itself and to other contractors. The Company's current operations are concentrated in the Las Vegas, Phoenix, and Salt Lake City metropolitan areas.

FORWARD-LOOKING STATEMENTS

         Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products and services, product mix, the timing of new orders and contract awards, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                                (tables attached)

                                                                           #3370

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                   MEADOW VALLEY CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              Three Months Ended                   Six Months Ended
                                                    June 30,                            June 30,
                                        ------------------------------      ------------------------------
                                             2003              2002              2003              2002
                                             ----              ----              ----              ----
Revenue:
   Construction Services                $ 29,866,194      $ 32,762,104      $ 52,229,216      $ 59,391,151
   Construction Materials                 12,104,155         9,214,113        21,935,244        17,590,199
                                        ------------      ------------      ------------      ------------
     Total revenue                        41,970,349        41,976,217        74,164,460        76,981,350
                                        ------------      ------------      ------------      ------------
Cost of revenue:
   Construction Services                  28,733,952        31,617,737        50,247,657        57,420,766
   Construction Materials                 10,749,515         8,238,863        19,723,753        15,798,593
                                        ------------      ------------      ------------      ------------
     Total cost of revenue                39,483,467        39,856,600        69,971,410        73,219,359
                                        ------------      ------------      ------------      ------------

Gross profit                               2,486,882         2,119,617         4,193,050         3,761,991

General and administrative expenses        1,530,775         1,395,788         3,110,441         2,924,065
                                        ------------      ------------      ------------      ------------
Income from operations                       956,107           723,829         1,082,609           837,926
                                        ------------      ------------      ------------      ------------

Other income (expense):
     Interest income                          15,900            28,165            33,651            53,817
     Interest expense                       (153,921)         (106,722)         (261,773)         (208,060)
     Other income (expense)                   15,999           (16,866)           11,044           (22,786)
                                        ------------      ------------      ------------      ------------
                                            (122,022)          (95,423)         (217,078)         (177,029)
                                        ------------      ------------      ------------      ------------

Income before income taxes                   834,085           628,406           865,531           660,897
Income tax expense                          (312,782)         (235,652)         (324,574)         (247,836)
                                        ------------      ------------      ------------      ------------

Net income                              $    521,303      $    392,754      $    540,957      $    413,061
                                        ============      ============      ============      ============

Basic net income per common share       $       0.14      $       0.11      $       0.15      $       0.12
                                        ============      ============      ============      ============
Diluted net income per common share     $       0.14      $       0.11      $       0.15      $       0.12
                                        ============      ============      ============      ============

Weighted average
   common shares outstanding
     Basic                                 3,601,250         3,559,938         3,584,955         3,559,938
                                        ============      ============      ============      ============
     Diluted                               3,601,250         3,559,938         3,584,955         3,559,938
                                        ============      ============      ============      ============

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                   MEADOW VALLEY CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       June 30,       December 31,
                                                                                         2003              2002
                                          ASSETS:                                    (Unaudited)
Current Assets:
    Cash and cash equivalents                                                       $  4,018,773      $  3,289,535
    Restricted cash                                                                    1,330,657         1,681,361
    Accounts receivable, net                                                          24,013,446        21,203,373
    Claims receivable                                                                       --             387,878
    Prepaid expenses and other                                                           800,272         1,573,614
    Inventory, net                                                                     2,003,201         2,103,100
    Land held for sale                                                                   711,531           711,531
    Costs and estimated earnings in excess of billings on uncompleted contracts          653,935         1,543,061
                                                                                    ------------      ------------
        Total Current Assets                                                          33,531,815        32,493,453

Property and equipment, net                                                           13,329,306        14,555,646
Refundable deposits                                                                       67,854            50,604
Mineral rights and pit development, net                                                  416,529           445,063
Claims receivable, less current portion                                                7,622,978         7,961,107
Other assets                                                                                --              32,223
                                                                                    ------------      ------------
        Total Assets                                                                $ 54,968,482      $ 55,538,096
                                                                                    ============      ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
    Accounts payable                                                                $ 18,014,162      $ 19,912,516
    Accrued liabilities                                                                4,377,586         3,697,111
    Notes payable                                                                      3,272,723         3,424,209
    Obligations under capital leases                                                     857,037           921,306
    Billings in excess of costs and estimated earnings on uncompleted contracts        5,699,703         3,733,152
                                                                                    ------------      ------------
        Total Current Liabilities                                                     32,221,211        31,688,294
Deferred tax liability                                                                 1,588,757         1,265,045
Notes payable, less current portion                                                    7,726,469         9,256,598
Obligations under capital leases, less current portion                                 1,438,641         1,875,712
                                                                                    ------------      ------------
        Total Liabilities                                                             42,975,078        44,085,649
                                                                                    ------------      ------------

Commitments and contingencies

Stockholders' Equity:
    Preferred stock - $.001 par value; 1,000,000
      shares authorized, none issued and outstanding                                        --                --
    Common stock - $.001 par value; 15,000,000 shares
      authorized, 3,601,250 and 3,559,938 issued and outstanding                           3,601             3,601
    Additional paid-in capital                                                        10,943,569        10,943,569
    Capital adjustments                                                                 (799,147)         (799,147)
    Retained earnings                                                                  1,845,381         1,304,424
                                                                                    ------------      ------------
        Total Stockholders' Equity                                                    11,993,404        11,452,447
                                                                                    ------------      ------------
        Total Liabilities and Stockholders' Equity                                  $ 54,968,482      $ 55,538,096
                                                                                    ============      ============